As filed with the Securities and Exchange Commission on August 4, 2008
Registration No.  333- ________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
_________________________

KNIGHT TRANSPORTATION, INC.
(Exact name of Registrant as specified in its charter)

Arizona (State)	86-0649974 (I.R.S. Employer Identification No.)
5601 W. Buckeye Rd. Phoenix, Arizona (Address of Principal Executive Offices)	85043 (Zip Code)

AMENDED AND RESTATED
2003 KNIGHT TRANSPORTATION, INC.
STOCK OPTION PLAN
(Full title of the plan)

With copy to:
Kevin P. Knight Chief Executive Officer Knight Transportation, Inc. 5601 West Buckeye Road Phoenix, Arizona 85043 (602) 269-2000	James E. Brophy, III, Esq. Ryley Carlock & Applewhite Suite 1200 One North Central Avenue Phoenix, Arizona 85004 (602) 258-7701
(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “accelerated filer,” “large accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☒	Accelerated filer ☐	Non-Accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee(2)
Common stock, par value $.01 per share	3,000,000	$19.21	$57,630,000	$2264.86

(1)
In addition, pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and also covers any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or similar transaction.

(2)
Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c) and 457(h) of the Securities Act of 1933, on the basis of the average of the high and low prices of the Company's Common Stock on the New York Stock Exchange on July 31, 2008.

PART II – INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3:  INCORPORATION OF DOCUMENTS BY REFERENCE

Knight Transportation, Inc. (the “Registrant”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933 (the “Securities Act”) to increase by 3,000,000 the number of shares registered under the 2003 Knight Transportation, Inc. Stock Option Plan.  Pursuant to General Instruction E of Form S-8, the contents of the previous Registration Statement on Form S-8 (File No. 333-126601) filed by Knight Transportation, Inc. with the Securities and Exchange Commission (“SEC”) on July 14, 2005 (“Previous Form S-8”), including all periodic reports that the Registrant filed after the Previous Form S-8, are hereby incorporated by reference in this Registration Statement.  Pursuant to Rule 429 under the Securities Act, this Registration Statement also amends the information contained in earlier Registration Statements relating to the Knight Transportation, Inc. Stock Option Plan (Registration Statement No. 333-105718, filed on May 30, 2003), and the Registration Statement on Form S-8 filed July 14, 2005 (File No. 333-126601).  The documents listed in paragraphs (a) through (d) below are incorporated herein by reference.

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the SEC on February 29, 2008; and

(b)
All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007.

(c)	See the description of our Common Stock contained in our Registration on Form S-3, File No. 33-72130, filed with the Securities and Exchange Commission October 24, 2001;

(d)
All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicate that all securities offered hereby have been sold or which deregister all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be made a part hereof from the date of the filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which is also deemed to be incorporated by reference herein, modifies or supersedes such statement.

In accordance with the instructions to Form S-8, the required legal opinions and consents are attached hereto.

Item 8.  Exhibits.

Exhibit Number
4.1 (1)	Second Amended and Restated Articles of Incorporation
4.2 (2)	Sixth Amended and Restated Bylaws
4.3 (3)	Knight Transportation, Inc. Amended and Restated 2003 Stock Option Plan
4.4	First Amendment to the Knight Transportation, Inc. Amended and Restated 2003 Option Plan
4.5 (4)	Second Amendment to the Knight Transportation, Inc. Amended and Restated 2003 Stock Option Plan
5.1	Opinion of Ryley Carlock & Applewhite, a professional association
23.1	Consent of Ryley Carlock & Applewhite, a professional association (see Exhibit 5.1)
23.2	Consent of Deloitte & Touche, LLP, independent public accountants

(1)	Incorporated by reference to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 20, 2007.

(2)	Incorporated by reference to the Registrant’s Report on Form 8-K dated December 18, 2007 and filed on December 19, 2007.

(3)	Incorporated by reference to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on December 1, 2005.

(4)	Incorporated by reference to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 11, 2008.

SIGNATURES

THE REGISTRANT.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on this 4th day of August, 2008.

KNIGHT TRANSPORTATION, INC., an Arizona corporation

By	/s/ Kevin P. Knight
Chairman of the Board and Chief Executive Officer

By	/s/ David Jackson
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature and Title	Date

/s/ Kevin P. Knight	August 4, 2008
Chairman of the Board,
Chief Executive Officer, Director

/s/ Gary J. Knight	August 4, 2008
Vice Chairman, Director

/s/ Randy Knight	August 4, 2008
Director

/s/ G.D. Madden	August 4, 2008
Director

/s/ Kathryn Munro	August 4, 2008
Director

/s/ Richard Lehmann	August 4, 2008
Director

/s/ Michael Garnreiter	August 4, 2008
Director

EXHIBIT INDEX

Exhibit No.	Description	Sequentially Numbered Pages (1)

4.1	Second Amended and Restated Articles of Incorporation. (Incorporated by reference to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 20, 2007)

4.2	Sixth Amended and Restated Bylaws. (Incorporated by reference to the Registrant’s Report on Form 8-K dated December 18, 2007 and filed on December 19, 2007)

4.3	Knight Transportation, Inc. Amended and Restated 2003 Stock Option Plan. (Incorporated by reference to the Registrant’s Definitive Proxy Statement on Schedule 14A filed December 1, 2005)

4.4*	First Amendment to the Knight Transportation, Inc. Amended and Restated 2003 Stock Option Plan

4.5
Second Amendment to the Knight Transportation, Inc. Amended and Restated 2003 Stock Option Plan (Incorporated by reference to the  Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 11, 2008.)

5.1*	Opinion of Ryley Carlock & Applewhite, a professional association

23.1*	Consent of Ryley Carlock & Applewhite, a professional association (see Exhibit 5.1)

23.2*	Consent of Deloitte & Touche LLP, independent public accountants

* Filed herewith.

1/ The page numbers where exhibits (other than those incorporated by reference) may be found are indicated only on the manually signed Registration Statement.